EXHIBIT 10.4

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (the “Agreement”) is made as of this 8th day of March, 2012, among Western Digital Corporation, a Delaware corporation (the “Company”), and Hitachi, Ltd., a company incorporated under the laws of Japan (the “Investor”).

WHEREAS, the Company, Western Digital Ireland, Ltd., a corporation organized under the laws of the Cayman Islands and an indirect wholly owned subsidiary of the Company (the “Buyer”), the Investor, and Viviti Technologies Ltd., a company incorporated under the laws of the Republic of Singapore and a wholly-owned subsidiary of the Investor (“Viviti”), are parties to that certain Stock Purchase Agreement, dated as of March 7, 2011 (as amended, through the date hereof, the “Stock Purchase Agreement”), pursuant to which the Investor will receive from the Buyer on the Closing Date Twenty Five Million (25,000,000) shares of the Company’s Common Stock (the “Shares”) as a portion of the consideration for the sale of the Investor’s stock in Viviti; and

WHEREAS, in connection with the Stock Purchase Agreement and the transfer of the Shares to the Investor, the parties desire to enter into this Agreement in order to establish certain rights and restrictions relating to the Investor’s ownership of the Shares.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Definitions. The following terms shall have the following meanings:

“13D Group” means any partnership, limited partnership, syndicate or other group, as those terms are used within the meaning of Section 13(d)(3) of the Exchange Act.

“Action” means any action, suit, proceeding, hearing, order, charge, complaint, claim, arbitration or investigation at Law or in equity, or before any Governmental Entity.

“Affiliate” means any Person now or hereafter controlling, controlled by or under common control with another Person.

“Agreement” has the meaning set forth in the Preamble.

“Beneficial Owner,” “Beneficial Ownership,” “Beneficially Own” or “Beneficially Owned” shall refer to the concept of “beneficial ownership” in Rule 13d-3 promulgated under the Exchange Act.

“Board” or “Board of Directors” means the Board of Directors of the Company.

“brokers’ transaction” has the meaning ascribed to such term under Rule 144(g) under the Securities Act.

“Business Day” means a day, other than Saturday, Sunday or public holidays in the United States of America.

“Buyer” has the meaning set forth in the Recitals.

“Change of Control” means the existence or occurrence of any of the following: (i) the sale, conveyance or disposition by the Company of more than fifty percent (50%) of the Company’s assets; (ii) the consolidation, merger or other business combination of the Company with or into any other entity, unless, immediately after such consolidation, merger or other business combination, shareholders of the Company immediately prior to the consummation of the transaction continue to own Equity Securities representing, directly or indirectly, more than fifty percent (50%) of the aggregate voting rights of such new or surviving entity; or (iii) the acquisition by any Person, whether singly or as part of a 13D Group, as a result of one transaction or a series of transactions over time, of Equity Securities representing, directly or indirectly, more than fifty percent (50%) of the aggregate voting rights of the Company. For purposes of this definition, a sale of more than fifty percent (50%) of the Company’s assets includes a sale of more than fifty percent (50%) of the aggregate value of the assets of the Company and its Affiliates or the sale of equity interests of one or more of the Company’s Affiliates with an aggregate value in excess of fifty percent (50%) of the aggregate value of the Company and its Affiliates or any combination of methods by which more than fifty percent (50%) of the aggregate value of the Company and its Affiliates is sold.

“Closing” has the meaning set forth in the Stock Purchase Agreement.

“Closing Date” has the meaning set forth in the Stock Purchase Agreement.

“Common Stock” means the Common Stock of the Company, par value 0.01 United States dollars.

“Company” has the meaning set forth in the Preamble.

“Company Indemnitees” has the meaning set forth in Section 4.06(b).

“Company Supported Distribution” means a public underwritten offering by the Company of Registrable Securities that is designated by the Investor as a “Company Supported Distribution” in the applicable Shelf Take-Down Notice or Demand Notice.

“Competitors” has the meaning set forth in Section 3.03(b)(i).

“Competitor List Letter” has the meaning set forth in Section 3.03(b)(i).

“Competitor Transferees” has the meaning set forth in Section 3.03(b)(i).

“Demand Notice” has the meaning set forth in Section 4.02(a).

“Demand Registration” has the meaning set forth in Section 4.02(a).

“Demand Registration Statement” has the meaning set forth in Section 4.02(a).

“Election Meetings” has the meaning set forth in Error! Reference source not found.

“Equity Securities” of the Company means any capital stock or other equity interests of the Company, any securities convertible into, exercisable for or exchangeable for capital stock or other equity interests of the Company, and any other rights, warrants or options to acquire any of the foregoing securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

“Existing Shelf Registration Statement” has the meaning set forth in Section 4.01(a).

“FINRA” means the Financial Industry Regulatory Authority.

“FIRPTA Certificate” has the meaning set forth in Section 3.03(e).

“Governmental Entity” means any supranational, foreign, domestic, federal, territorial, state, county, city, township or other local governmental authority, or any regulatory, self-regulatory, administrative or other agency, instrumentality, court, government organization, quasi-governmental organization, mediator, arbitrator or arbitral forum (whether public or private), commission, tribunal thereof, or any political or other subdivision, department or branch of any of the foregoing, or any private body exercising any tax, regulatory or governmental or quasi-governmental authority.

“Indemnified Party” has the meaning set forth in Section 4.06(c).

“Indemnifying Party” has the meaning set forth in Section 4.06(c).

“Investor” has the meaning set forth in the Preamble.

“Investor Designee Termination Event” has the meaning set forth in Section 2.06.

“Investor Designee” and “Investor Designees” have the meanings set forth in Section 2.01.

“Investor Indemnitees” has the meaning set forth in Section 4.06(a).

“Law” means any foreign or domestic constitutional provision, act, statute or other law, ordinance, rule, regulation or interpretation of any Governmental Entity and any binding and enforceable decree, injunction, judgment, order, ruling, assessment, writ, doctrine, assessment or arbitration award or similar form of decision or determination issued by a Governmental Entity.

“Lockup Period” means, with respect to the Shares Beneficially Owned by the Investor, the period commencing on the date of this Agreement and ending on the day that is one (1) year from the date of this Agreement.

“Losses” shall have the meaning set forth in Section 4.06(a).

“Other Securities” means the Common Stock or other securities of the Company which the Company is registering pursuant to a Registration Statement covered by ARTICLE 4.

“Permitted Acquisition” has the meaning set forth in Section 3.01(a).

“Permitted Transfer” has the meaning set forth in Section 3.03(d).

“Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, association, joint stock company, trust, joint venture, unincorporated organization, any other business organization or entity, or Governmental Entity.

“Piggyback Notice” has the meaning set forth in Section 4.03(a).

“Piggyback Registration” has the meaning set forth in Section 4.03(a).

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus.

“Registrable Securities” means the Shares acquired by the Investor pursuant to the Stock Purchase Agreement, as well as any shares of Common Stock or other securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange generally for, or in replacement generally of, such Shares or other Registrable Securities and any securities issued in exchange for such Shares or other Registrable Securities in any merger, reorganization, consolidation, share exchange, recapitalization, restructuring or other comparable transaction of the Company. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale by the Investor has been declared or deemed effective by the SEC and such securities have been disposed of pursuant to such effective Registration Statement, (ii) such securities have been otherwise Transferred (other than pursuant to Section 3.03(d)(i) and in accordance with Section 6.04), (iii) such securities shall have ceased to be outstanding or (iv) such securities have been or could all be sold in a single transaction without volume or other limitations pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act.

“Registration Expenses” has the meaning set forth in Section 4.04(a).

“Registration Statement” means any registration statement of the Company under the Securities Act which permits the public offering of any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

“Shares” has the meaning set forth in the Preamble.

“Shelf Date” has the meaning set forth in Section 4.01(a).

“Shelf Registration Statement” has the meaning set forth in Section 4.01(a).

“Shelf Take-Down Notice” has the meaning set forth in Section 4.01(b).

“Significant Subsidiary” means a significant subsidiary (as defined under the Exchange Act) of the Company.

“Standstill Period” means the period commencing on the Closing Date and continuing until the earlier to occur of (i) a Change of Control or (ii) the date which is 90 days following the termination of the Investor’s rights pursuant to Section 2.06.

“Stock Purchase Agreement” has the meaning set forth in the Recitals.

“Suspension Period” has the meaning set forth in Section 4.05(a)(ii).

“Transfer” means (i) sell, assign, give, pledge, encumber, hypothecate, mortgage, exchange or otherwise dispose, (ii) grant to any Person any option, right or warrant to purchase or otherwise receive, or (iii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or other rights of ownership.

“Viviti” has the meaning set forth in the Recitals.

ARTICLE 2

BOARD REPRESENTATION

Section 2.01 Investor Designee Appointment and Nomination Right. The Investor shall have the right, but not the obligation, to designate two nominees to serve as directors of the Company (each, an “Investor Designee” and, together, the “Investor Designees”). In the event the Investor determines to designate the initial Investor Designees, the Investor shall notify the Company in writing of the names of the initial Investor Designees. Promptly following receipt by the Company of all documentation reasonably requested by the Company in connection with the appointment of the initial Investor Designees, the Company shall increase the size of the Board by two, and fill the resulting vacancies with the initial Investor Designees in accordance with the Company’s Bylaws. Thereafter, the Company shall (a) include the Investor Designees in its slate of nominees for election to the Board of Directors at each annual or special meeting of stockholders of the Company following the Closing at which directors are to be elected and at which the seats held by the Investor Designees are subject to election (such annual or special meetings, the “Election Meetings”) and (b) recommend that the Company’s stockholders vote in favor of the election of the Investor Designees, support the Investor Designees for election in a manner no less favorable than the manner in which the Company supports its other nominees, and otherwise use commercially reasonable efforts to cause the election of the Investor Designees to the Board of Directors at each of the Election Meetings. The foregoing appointment and nomination rights will be subject to the Investor Designees satisfying the Company’s Board Qualifications (as defined in Section 2.03); provided that, if an Investor Designee does not meet the Board Qualifications, (i) the Company will not nominate a replacement candidate in place of the rejected Investor Designee (unless the Investor does not nominate a replacement candidate pursuant to its rights in the following clause (ii) within the time period stated in such clause), and (ii) the Investor shall have the right (if exercised as promptly as reasonably practicable and in any event within 30 days) to nominate a replacement candidate in place of the rejected Investor Designee until such time as an Investor Designee that meets the Board Qualifications is put forward by the Investor.

Section 2.02 Vacancies. At any time prior to an Investor Designee Termination Event, if an Investor Designee who has been duly elected to the Board resigns from the Board, is removed (with or without cause) pursuant to applicable Law or the Company’s Bylaws, fails to satisfy the Board Qualifications, dies or otherwise cannot or is not willing to stand for reelection or to continue to serve as a member of the Board, the Company shall use commercially reasonable efforts to cause the vacancy to be filled by a new Investor Designee prior to or concurrent with any further meeting or action by the Board.

Section 2.03 Board Qualifications. Each Investor Designee shall, at the time of nomination and at all times thereafter until such individual’s service on the Board of Directors ceases, (a) meet any applicable requirements under applicable Law, stock exchange rules or the Company’s corporate governance policies to be a member of the Board of Directors, (b) be an executive officer or former executive officer of the Investor, (c) not be an officer or director of any Competitor or Competitor Transferee, and (d) prior to being nominated, agree to comply with the requirements of this Section 2.03 (the “Board Qualifications”). The Company shall not revise or amend the Board Qualifications in a manner that has the intent or effect of adversely affecting the nomination or election of an Investor Designee (by for instance, adding requirements that all directors meet citizenship or independence requirements that would disqualify Persons known by the Company to be the Investor’s probable designees).

Section 2.04 Compensation, Indemnification and Insurance. Investor Designees shall be entitled to the same retainer, equity compensation or other fees or compensation, including travel and expense reimbursement, paid to the non-employee directors of the Company for their services as a director, including any service on any committee of the Board. For so long as an Investor Designee continues to serve as a director and for a period of six (6) years thereafter, the Company shall, to the extent permitted by applicable Laws, indemnify such Investor Designees and shall maintain in full force and effect directors’ and officers’ liability insurance in reasonable amounts from established and reputable insurers to the same extent it now indemnifies and provides insurance for the non-executive members of the Board of Directors. In all directors’ and officers’ insurance policies, each Investor Designee shall be covered as an insured in such a manner as to provide the Investor Designee with rights and benefits under such insurance policies no less favorable than provided to the other non-executive directors of the Company.

Section 2.05 Committees. Unless otherwise agreed to by the Board of Directors, the Investor Designees shall not be appointed to or otherwise gain membership on any of the Board committees.

Section 2.06 Termination of Investor Designee Rights. Notwithstanding the foregoing:

(a) the Investor’s rights under this ARTICLE 2 with respect to one of the Investor Designees shall terminate automatically at the end of the second full calendar year following the Closing Date; and

(b) all of the Investor’s rights under this ARTICLE 2 shall terminate automatically (in the case of (i) and (ii)) or following written notice from the Company (in the case of (iii)) upon the earliest to occur of:

(i) the Investor ceasing to Beneficially Own at least fifty percent (50%) of the Shares received pursuant to the Stock Purchase Agreement;

(ii) if the Investor has first sold at least ten percent (10%) of the Shares received pursuant to the Stock Purchase Agreement, the Investor ceasing to Beneficially Own at least five percent (5%) of the total issued and outstanding Common Stock; or

(iii) any (A) breach by the Investor of the provisions of ARTICLE 3 of this Agreement or (B) material breach by the Investor of the Non-Competition Agreement between the parties entered into upon the Closing of the transactions contemplated by the Stock Purchase Agreement, provided that in the case of (B), if such breach is a Remediable Breach (as such term is defined in the Non-Competition Agreement) and such breach is cured pursuant to the dispute resolution procedures set forth in Section 4 thereof, then such breach shall not be an Investor Designee Termination Event (as defined below) hereunder.

(each of the events described in subsections (a) and (b) of this Section 2.06 are referred to as an “Investor Designee Termination Event”). The Investor shall cause any applicable Investor Designee to tender his resignation from the Board of Directors promptly upon the occurrence of an Investor Designee Termination Event.

Section 2.07 Non-Transferability. The Investor may not Transfer to any Person all or any portion of its rights under this ARTICLE 2 under any circumstances, notwithstanding the Transfer of all or any portion of the Shares.

ARTICLE 3

INVESTOR RESTRICTIONS

Section 3.01 Standstill. During the Standstill Period and unless otherwise approved by the Board of Directors (excluding any Investor Designees), the Investor will not, and will cause each of its Affiliates, directors, officers or employees not to, directly or indirectly, acting alone or as part of a 13D Group:

(a) acquire or agree, offer, seek or propose, whether by purchase, tender or exchange offer, by joining any 13D Group or otherwise, to acquire ownership of any, (x) of the businesses or material assets of the Company or any Significant Subsidiary (except for any transaction in the ordinary course of business), (y) any Equity Securities or any equity securities of any Significant Subsidiary, or (z) rights or options to acquire such ownership other than (i) the delivery of the Shares pursuant to the Stock Purchase Agreement, (ii) the acquisition of the Company’s securities as a result of any stock splits, stock dividends or other distributions or recapitalizations or offerings made available by the Company to holders of Common Stock, including rights offerings, (iii) any acquisition of the Company’s securities approved by the Board of Directors (excluding any Investor Designees), or (iv) any acquisition of the Company’s securities pursuant to a Permitted Transfer (each event listed in clauses (i) through (iv), a “Permitted Acquisition”);

(b) engage in any “solicitation” (within the meaning of the Exchange Act) of proxies or consents relating to the election of directors with respect to the Company, or become a “participant” in any “election contest” (both within the meaning of the Exchange Act) seeking to elect directors not nominated by the Board of Directors, other than the Investor Designees, or call, or seek or propose to call, any meeting of the Company’s shareholders in connection therewith;

(c) in any manner, agree, attempt, seek or propose to deposit any securities of the Company or any rights to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any Equity Securities of the Company in any voting trust or similar arrangement;

(d) form or join in the formation of a 13D Group (other than a 13D Group consisting only of the Investor and its Affiliates) with respect to any Equity Securities or equity securities of any Significant Subsidiary, or grant to any Person any proxy with respect to the exercise of voting rights with respect to the Shares; or

(e) publicly announce any intention, plan or arrangement or finance (or arrange financing for) any Person in connection with any of the foregoing.

Section 3.02 Permitted Actions.

(a) The restrictions set forth in Section 3.01(a)–Section 3.01(e) shall cease to have effect if any of the following occurs (provided, that if any event described in this Section 3.02 occurs and, during the following 12 months, none of the transactions described below has been consummated, then the restrictions set forth in Section 3.01 shall thereafter resume and continue to apply in accordance with their terms):

(i) in the event that the Company enters into a definitive agreement for a merger, consolidation or other business combination transaction as a result of which the stockholders of the Company immediately prior to the consummation of such transaction would not own (including Beneficial Ownership) more than fifty percent (50%) of the aggregate voting rights of the surviving entity;

(ii) in the event that a tender offer or exchange offer for more than 50% of the Common Stock is commenced by any Person (and not involving any breach of Section 3.01) which tender offer or exchange offer, if consummated, would result in a Change of Control, and the Board of Directors recommends that the stockholders of the Company tender their shares in response to such offer within ten (10) Business Days after the commencement thereof or such longer period as shall then be permitted under U.S. federal securities Laws; or

(iii) in the event that the Company makes any public announcement indicating that it is actively pursuing a Change of Control, and such announcement is not disavowed by the Company pursuant to a public announcement made within two Business Days of such first announcement.

(b) Notwithstanding the foregoing, this Section 3.02 shall not restrict or otherwise apply to the activities of any Investor Designee in such Person’s capacity as a director of the Company, acting in good faith and in satisfaction of such Person’s duties to the Company in such capacity.

Section 3.03 Dispositions.

(a) Lockup Period. The Investor agrees that during the Lockup Period, without the prior written consent of the Company, the Investor shall not, and shall not authorize, permit or direct its subsidiaries or Affiliates to, directly or indirectly, Transfer any of the Shares.

(b) Competitor Transferees.

(i) During the term of this Agreement, the Investor agrees that it shall not, and shall not allow any of its Affiliates to, Transfer, directly or indirectly, any of the Shares knowingly to any Person identified in that certain competitor list letter (the “Competitor List Letter”), dated as of the Closing Date, and provided to the Investor at the Closing, as such letter may be amended from time to time in accordance with Section 3.03(b)(ii) (collectively, “Competitors”), or to any Affiliate of any such Person (Competitors and their respective Affiliates collectively, “Competitor Transferees”), and any such Transfer shall be null and void; provided, however, that the foregoing shall not prohibit any sale of Shares through brokers’ transactions to a Person who the Investor has no reason to believe is a competitor (and, for the avoidance of doubt, Investor shall have no duty of inquiry in connection with such brokers’ transactions).

(ii) The Competitor List Letter identifies the Competitors as of the date hereof. The Company may amend the Competitor List Letter following the date hereof to add or remove Competitors from such Competitor List Letter, each such amendment to be effective upon delivery of written notice thereof to the Investor, provided that (x) any Person so added to the Competitor List Letter as a Competitor must be a material direct competitor of the Company in one of its principal lines of business, as determined in good faith by the Company, (y) there shall not be more than ten (10) Competitors in total identified on the Competitor List Letter at any time, and (z) the Company may not amend the Competitor List Letter (A) prior to the six month anniversary of the Closing, or (B) more than twice per each twelve-month period thereafter.

(c) 5% Threshold. During the term of this Agreement, the Investor agrees that it shall not, and shall not allow any of its Affiliates to, Transfer, directly or indirectly, any of the Shares knowingly to any member of a 13D Group and any such Transfer shall be null and void; provided, however, that the foregoing shall not prohibit any sale of Shares through brokers’ transactions to a Person who the Investor has no reason to believe is a member of a 13D Group (and, for the avoidance of doubt, Investor shall have no duty of inquiry in connection with such brokers’ transactions).

(d) Permitted Transfers. Notwithstanding the foregoing, the following Transfers of the Shares shall be permitted at any time (each a “Permitted Transfer”):

(i) by the Investor to any of its Affiliates and by any Affiliate of the Investor to any other Affiliate of the Investor, provided that prior to and as a condition to any such Transfer, (A) the Company is furnished with written notice of the name and address of such Affiliate and the Shares Transferred, and (B) such Affiliate agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and provided, further, that, with respect to any Transfer of registration rights under ARTICLE 4 in connection with any Permitted Transfer under this Section 3.03(d)(i) prior to and as a condition to any such Transfer, such Affiliate agrees to designate the Investor as its exclusive representative, agent and attorney-in-fact to exercise all of its rights thereunder pursuant to a written agreement in form reasonably satisfactory to the Company; or

(ii) by the Investor to a third party pursuant to a tender offer, exchange offer, merger, consolidation or other transaction (A) which is recommended to the stockholders of the Company by the Board of Directors; or (B) in the case of a merger or other business combination transaction, which has been approved by the stockholders of the Company.

(e) Real Property Interests. In connection with a subsequent disposition of Shares, the Investor may request a certification, in accordance with applicable Treasury Regulations, to the effect that (i) any interests in the Company do not constitute “U.S. real property interests” within the meaning of section 897(c)(1) of the Internal Revenue Code of 1986, as amended and (ii) the Company is not, and has not been during the shorter of (A) the 5 years preceding the date of the certification or (B) the Investor’s holding period for the Shares, a United States real property holding corporation within the meaning of section 897(c)(2) of the Code (a “FIRPTA Certificate”). Upon the request of a FIRPTA Certificate by the Investor, the Company agrees to execute and deliver such FIRPTA Certificate within 10 days of such request, unless the Company determines, after reasonable diligence, that it cannot execute the certification because it cannot certify as to the information contained in clauses (i) or (ii). The Company’s obligation under this Section 3.03(e) shall continue until such time as the Investor has disposed of all of the Shares received pursuant to the Stock Purchase Agreement.

ARTICLE 4

REGISTRATION RIGHTS

Section 4.01 Shelf Registration.

(a) On or before the expiration of the Lockup Period (the “Shelf Date”), so long as the Company is eligible to do so, the Company shall file with the SEC a Registration Statement providing for registration and resale, on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC, of all of the Registrable Securities, provided that such obligation shall be satisfied if the Company shall have in effect an automatically effective shelf registration statement on Form S-3ASR (or any comparable or successor form or forms then in effect) (an “Existing Shelf Registration Statement”) as of the Shelf Date (any such registration statement, a “Shelf Registration Statement”) that covers resale of the Registrable Securities; provided, further, that for the avoidance of doubt, the existence of an Existing Shelf Registration Statement shall not have any effect on the restrictions set forth in Section 3.03. The Shelf Registration Statement shall be on Form S-3 (or any comparable or successor form or forms then in effect) under the Securities Act; provided, however, that if the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) at the time of filing of the Shelf Registration Statement with the SEC, such Shelf Registration Statement shall be designated by the Company as an automatic shelf registration statement (as defined in Rule 405 under the Securities Act). The Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective under the Securities Act until the Investor no longer holds any Registrable Securities. If the Shelf Registration Statement is not on Form S-3ASR, the Company shall use commercially reasonable efforts to cause the Shelf Registration Statement to become effective, as promptly as practicable, but in no event later than one hundred twenty (120) days following the filing of the Shelf Registration Statement.

(b) The Investor agrees that if it wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so in accordance with this Section 4.01(b) and Section 4.05. In the event the Investor wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, whether in an underwritten offering or otherwise that would require action by the Company pursuant to Section 4.01(b)(i), the Investor agrees to notify the Company of such intent (a “Shelf Take-Down Notice”) and shall deliver a Shelf Take-Down Notice at least twenty (20) Business Days prior to any intended distribution of Registrable Securities under the Shelf Registration Statement, it being agreed that if the Investor intends to distribute any Registrable Securities by means of an underwritten offering it shall promptly so advise the Company and the Company shall reasonably cooperate with the Investor to facilitate such distribution, including the actions required pursuant to Section 4.05(a)(viii) and, if a Company Supported Distribution is requested, Section 4.05(a)(xiv). From and after the date the Shelf Registration Statement is declared or deemed effective, the Company shall, as promptly as practicable after the date of the Shelf Take-Down Notice:

(i) if required by applicable Law, file with the SEC a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable Law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Investor is named as a selling security holder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit the Investor to deliver or be deemed to have delivered such Prospectus to purchasers of Registrable Securities in accordance with applicable Law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use commercially reasonable efforts to cause such post-effective amendment to be declared or deemed effective under the Securities Act as promptly as practicable;

(ii) provide the Investor copies of any documents filed pursuant to Section 4.01(b)(i); and

(iii) notify the Investor as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 4.01(b)(i); provided, however, that if such Shelf Take-Down Notice is delivered during a Suspension Period, the Company shall so inform the Investor and shall take the actions set forth in clauses (i) and (ii) above promptly upon expiration of the Suspension Period in accordance with Section 4.05; provided, further, that the Investor shall not be entitled to deliver to the Company more than one (1) Shelf Take-Down Notice in any twelve (12) month period and each Shelf Take-Down Notice may only be made if the sale of the Registrable Securities covered thereby is reasonably expected to result in aggregate gross cash proceeds in excess of Fifty Million Dollars ($50,000,000) (without regard to any underwriting discount or commission) and, provided, further, that the Investor shall not be entitled to request more than three (3) Company Supported Distributions in the aggregate. A Shelf Take-Down Notice may not be made without the Company’s prior written consent (not to be unreasonably withheld, delayed or conditioned) if the sale of the Registrable Securities covered thereby is reasonably expected to exceed the greater of (i) the value of twelve million five hundred thousand (12,500,000) Shares at the time of the sale or (ii) Five Hundred Million Dollars ($500,000,000).

(c) If any of the Registrable Securities to be sold pursuant to a Shelf Registration Statement are to be sold in a firm commitment underwritten offering which underwritten offering was initially requested by the Investor pursuant to a Shelf Take-Down Notice, and the managing underwriter of such underwritten offering advises the Investor that it is their good faith opinion that the total number or dollar amount of Registrable Securities proposed to be sold in such offering, together with any Other Securities proposed to be included by the Company or holders thereof which are entitled to include securities in such Registration Statement, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included, together with all such Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the opinion of such managing underwriter can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows:

(i) first, the Registrable Securities for which inclusion in such underwritten offering was requested by the Investor; and

(ii) second, among the Company and any holders of Other Securities, pro rata, based on the number of Other Securities proposed to be included in such underwritten offering by the Company and the number of Other Securities Beneficially Owned by each such holder of Other Securities;

(d) The Investor shall have the right to notify the Company that it has determined that the Shelf Take-Down Notice be abandoned or withdrawn, in which event the Company shall promptly abandon or withdraw all activities undertaken in connection with such offering with respect to Registrable Securities, and such withdrawn Shelf Take-Down Notice shall not count against the limit of Shelf Take-Down Notices or Company Supported Distributions, as applicable; provided, however, that the Company shall not be required to pay for expenses of any registration proceeding begun pursuant to Section 4.01(a), which has been subsequently abandoned or withdrawn pursuant to this Section 4.01(d) at the request of the Investor, and shall be reimbursed by the Investor for reasonable and documented out-of-pocket expenses (including legal fees and printing expenses) so incurred, unless the withdrawal is based upon material adverse information concerning the Company that the Company has not publicly disclosed in compliance with applicable securities Laws at least five (5) Business Days prior to the Company’s receipt of such withdrawal request.

(e) In the event that the SEC sets forth a limitation on the securities that may be registered on a particular Shelf Registration Statement, the Company may reduce the number of securities to be registered on such Shelf Registration Statement to such number of securities as allowed by the SEC.

Section 4.02 Demand Registration.

(a) At any time following the expiration of the Lockup Period, if the Company is unable to file, cause to be effective or maintain the effectiveness of a Shelf Registration Statement as required under Section 4.01, the Investor shall have the right, by delivering a written notice to the Company (a “Demand Notice”), to require the Company to register under and in accordance with the provisions of the Securities Act the number of Registrable Securities Beneficially Owned by the Investor and requested by such Demand Notice to be so registered (a “Demand Registration”); provided, however, that the Company shall not be required to effect more than three (3) Demand Registrations for underwritten offerings pursuant to this Section 4.02(a); provided, further, that the Investor shall not be entitled to deliver to the Company more than two (2) Demand Registrations in any twelve (12) month period; and provided, further, that a Demand Registration may not be made until at least one hundred and twenty (120) days after the date of a prior Demand Registration, and, in any event, a Demand Notice may only be made if the sale of the Registrable Securities requested to be registered by the Investor is reasonably expected to result in aggregate gross cash proceeds in excess of Fifty Million Dollars ($50,000,000) (without regard to any underwriting discount or commission); and provided, further, that the Investor shall not be entitled to request more than three (3) Company Supported Distributions in the aggregate (including underwritten Demand Registrations). A Demand Registration may not exceed the greater of (i) the value of twelve million five hundred thousand (12,500,000) Shares or (ii) Five Hundred Million Dollars ($500,000,000) without the Company’s prior written consent (not to be unreasonably withheld, delayed or conditioned). A Demand Notice shall also specify the expected method or methods of disposition of the applicable

Registrable Securities. Following receipt of a Demand Notice, the Company shall use commercially reasonable efforts to file, as promptly as reasonably practicable, but not later than ninety (90) Business Days after receipt by the Company of such Demand Notice, a Registration Statement relating to the offer and sale of the Registrable Securities requested to be included therein by the Investor in accordance with the methods of distribution elected (a “Demand Registration Statement”) and shall use commercially reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof, but in no event later than one hundred twenty (120) days following the date of filing the Registration Statement, it being agreed that if the Investor intends to distribute any Registrable Securities by means of an underwritten offering it shall promptly so advise the Company and the Company shall cooperate with the Investor to facilitate such distribution, including the actions required pursuant to Section 4.05(a)(viii) and, if a Company Supported Distribution is requested, Section 4.05(a)(xiv).

(b) If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in a firm commitment underwritten offering, and the managing underwriter of such underwritten offering advises the Investor in writing that it is their good faith opinion that the total number or dollar amount of Registrable Securities proposed to be sold in such offering, together with any Other Securities proposed to be included by the Company or holders thereof which are entitled to include securities in such Registration Statement, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all such Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the opinion of such managing underwriter can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows:

(i) first, the Registrable Securities for which inclusion in such underwritten offering was requested by the Investor; and

(ii) second, among the Company and any holders of Other Securities, pro rata, based on the number of Other Securities proposed to be included in such underwritten offering by the Company and the number of Other Securities Beneficially Owned by each such holder of Other Securities;

(c) In the event of a Demand Registration, the Company shall be required to maintain the continuous effectiveness of the applicable Registration Statement for a period of at least thirty (30) days after the effective date thereof or such shorter period in which all Registrable Securities included in such Registration Statement have actually been sold.

(d) The Investor shall have the right to notify the Company that it has determined that the Registration Statement relating to a Demand Registration be abandoned or withdrawn with respect to Registrable Securities, in which event the Company shall promptly abandon or withdraw such Registration Statement with respect to Registrable Securities and such abandoned or withdrawn registration shall not count against the limit of Demand Registrations or Company Supported Distributions, as applicable; provided, however, that the Company shall not be required to pay for expenses of any registration proceeding begun pursuant to Section 4.02(a), which has been subsequently abandoned or withdrawn pursuant to this Section 4.02(d) at the request of the Investor, and shall be reimbursed by the Investor for reasonable and documented out-of-pocket expenses (including legal fees and printing expenses) so incurred, unless the withdrawal is based upon material adverse information concerning the Company that the Company has not publicly disclosed at least five (5) Business Days prior to the Company’s receipt of such withdrawal request.

(e) Notwithstanding anything contained herein to the contrary, with the prior written consent of the Investor (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall be entitled to coordinate (but not in violation of Section 4.02) any offerings under this Section 4.02 with any offerings to be effected pursuant to similar agreements with the holders of Other Securities, including, if practicable, by filing one Registration Statement for all Other Securities.

(f) The Investor may not make a Demand Registration in the event that a Shelf Registration Statement is effective and covers the number of Registrable Securities that the Investor wishes to sell.

(g) In the event that the SEC sets forth a limitation on the number of securities to be registered in a particular Demand Registration, the Company may reduce the number of securities to be registered in such Demand Registration to such number of securities as allowed by the SEC.

Section 4.03 Piggyback Registration.

(a) At any time following the expiration of the Lockup Period, if the Company proposes to file a registration statement under the Securities Act with respect to an offering (i) by the Company for its own account (other than a registration statement (A) on Form S-4, Form S-8 or any successor forms thereto, (B) filed solely in connection with any employee benefit, dividend reinvestment, or any other similar plan or (C) for the purpose of effecting a rights offering afforded to all holders of the Shares) or (ii) for the account of any of its security holders, the Company will give the Investor written notice of such filing at least ten (10) Business Days’ prior to the anticipated filing date (the “Piggyback Notice”). The Piggyback Notice shall offer the Investor the opportunity to include in such registration statement the number of Registrable Securities (for purposes of this Section 4.03, “Registrable Securities” shall be deemed to mean solely securities of the same type as those proposed to be offered for the account of the Company or its security holders) as they may request (a “Piggyback Registration”). Subject to Section 4.03(b), the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received a written request from the Investor for inclusion therein within five (5) Business Days after notice has been given to the Investor. The Company shall be required to maintain the effectiveness of the Registration Statement for a Piggyback Registration for a period of at least thirty (30) days after the effective date thereof or such shorter period in which all Registrable Securities included in such Registration Statement have actually been sold.

(b) If any of the securities to be registered pursuant to the registration giving rise to the Investor’s rights under this Section 4.03 are to be sold in an underwritten offering, the Investor shall be permitted to include all Registrable Securities requested to be included in such registration in such offering on the same terms and conditions as the securities of the Company or its security holders included therein; provided, however, that if such offering involves a firm commitment underwritten offering and the managing underwriter of such underwritten offering advises the Investor in writing that it is their good faith opinion that the total number or dollar amount of Registrable Securities proposed to be sold in such offering, together with all Other Securities that the Company and any other Persons having rights to participate in such registration intend to include in such offering, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all such Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the opinion of such managing underwriter can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows:

(i) first, all Other Securities being sold by the Company or by any Person (other than the Investor) exercising a contractual right to demand registration pursuant to which such registration statement was filed;

(ii) second, to the Investor, and

(iii) third, among any other holders of Other Securities.

(c) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 4.03 prior to the effectiveness of the related Registration Statement and shall have no obligation to register any Registrable Securities in connection with such registration, except to the extent provided herein. The Registration Expenses of such withdrawn Piggyback Registration shall be borne by the Company in accordance with Section 4.04. The Investor shall have the right to withdraw its request for inclusion of its Registrable Securities in any Piggyback Registration by giving written notice to the Company of its request to withdraw at least two (2) Business Days prior to the planned effective date of the related Registration Statement; provided, however, that the Company shall not be required to pay for expenses relating to the proposed inclusion of the Investor’s Registrable Securities in such Piggyback Registration, and shall be reimbursed by the Investor for reasonable and documented out-of-pocket expenses (including legal fees and printing expenses) so incurred, unless the withdrawal is based upon material adverse information concerning the Company that the Company has not publicly disclosed in compliance with applicable securities Laws at least five (5) Business Days prior to the Company’s receipt of such withdrawal request.

(d) In the event that the SEC sets forth a limitation on the number of securities that may be registered in a particular Piggyback Registration, the Company may reduce the number of securities to be registered in such Piggyback Registration to such number of securities as allowed by the SEC.

Section 4.04 Registration Expenses.

(a) Expenses of the Company. Except to the extent otherwise provided herein, in connection with registrations pursuant to Section 4.01, Section 4.02, or Section 4.03, the Company shall pay all of the registration expenses incurred in connection with the registration thereunder (the “Registration Expenses”), including, without limitation, all: (i) reasonable registration and filing fees, (ii) Financial Industry Regulatory Authority, Inc. fees, (iii) printing expenses, (iv) fees and disbursements of the Company’s counsel, (v) blue sky fees and expenses, (vi) expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, (vii) expenses incurred in connection with making road show presentations and holding meetings with potential investors and (viii) up to fifty thousand dollars ($50,000) of reasonable fees and disbursements of one firm of attorneys acting as counsel of the Investor.

(b) Expenses of the Investor. The Investor shall be responsible for (i) any allocable underwriting fees, discounts or commissions, (ii) any allocable commissions of brokers and dealers, (iii) fees and disbursements of the Investor’s counsel other than as provided in Section 4.04(a), and (iv) capital gains, income and transfer taxes, if any, relating to the sale of Registrable Securities of the Investor.

Section 4.05 Registration Procedures.

(a) In connection with the registration of any Registrable Securities pursuant to this Agreement, the Company will keep the Investor advised in writing as to the initiation of each such registration and the Company will:

(i) Use commercially reasonable efforts to keep each Registration Statement continuously effective during the period such Registration Statement is required to remain effective pursuant to the terms of this Agreement; upon the occurrence of any event that would cause the Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Registrable Securities during the period such Registration Statement is required to remain effective pursuant to the terms of this Agreement, the Company shall file promptly an appropriate amendment to the Registration Statement, a supplement to the Prospectus or a report filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), the Company shall use commercially reasonable efforts to cause such amendment to be declared or deemed effective and the Registration Statement and the related Prospectus to become usable for their intended purposes as soon as practicable thereafter.

(ii) Notwithstanding anything to the contrary contained herein, the Company may delay filing or suspend the effectiveness of a Registration Statement and the Investor’s right to sell thereunder (each such period, a “Suspension Period”) if (A) the Company is pursuing an acquisition, merger, reorganization, disposition or similar transaction and the Company determines in good faith that the Company’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the registration statement, or (B) the Company has experienced some other material non-public event the disclosure of which at such time could reasonably be expected to materially adversely affect the Company; provided that the Company may not take any action pursuant to this Section 4.05(a) for a period of time in excess of 120 days in the aggregate in any twelve (12) month period.

(iii) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective during the period provided herein.

(iv) Advise the Investor, promptly (which notice pursuant to clauses (B) through (D) below shall be accompanied by an instruction to suspend the use of the Prospectus until the Company shall have remedied the basis for such suspension and promptly thereafter notified the Investor of such remediation):

(A) when the Prospectus or any Prospectus supplement or post-effective amendment is proposed to be or has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective;

(B) of any request by the SEC or any other Governmental Entity received by the Company for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto;

(C) of the issuance by the SEC of any stop order received by the Company suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the threatening or initiation of any proceeding for any of the preceding purposes;

(D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; or

(E) of the existence of any fact or the happening of any event, during the pendency of a distribution of Registrable Securities pursuant to a Registration Statement, that makes any statement of a material fact made in such Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading.

(v) Unless any Registrable Securities shall be in book-entry form only, cooperate with the Investor to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends (unless required by applicable securities Laws), and enable such Registrable Securities to be in such denominations and registered in such names as the Investor may request at least two (2) Business Days before any sale of Registrable Securities.

(vi) Use commercially reasonable efforts to promptly register or qualify any Registrable Securities under such other securities or blue sky laws of such jurisdictions within the United States as any Investor reasonably requests and which may be reasonably necessary or advisable to enable such Investor to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Investor, keep such registrations or qualifications in effect for so long as the applicable Registration Statement is required to remain in effect and do any and all other acts and things which may be reasonably necessary or advisable to enable such Investor to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Investor; provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Agreement, (B) subject itself to taxation in any jurisdiction where it would not otherwise be subject to taxation but for this Agreement or (C) consent to general service of process in any jurisdiction where it would not otherwise be subject to such service but for this Agreement.

(vii) Use commercially reasonable efforts to promptly cause any Registrable Securities covered by a Registration Statement to be registered with or approved by such other Governmental Entity within the United States as may be necessary to enable the Investor to consummate the disposition of such Registrable Securities in accordance with the intended methods of disposition set forth in such Registration Statement.

(viii) In the event that the Investor advises the Company that the Investor intends to distribute any Registrable Securities by means of an underwritten offering, whether pursuant to Section 4.01 or Section 4.02, enter into an underwriting agreement in customary form, scope and substance (including customary representations, warranties, covenants and indemnifications) and take all such other actions reasonably requested by the Investor or by the managing underwriter, if any, to expedite or facilitate the underwritten disposition of such Registrable Securities and deliver such documents and certificates as may be reasonably requested by the Investor, its counsel and the managing underwriter, if any.

(ix) Use its commercially reasonable efforts to prevent, or obtain the withdrawal of, any stop order or other order suspending the use of any Prospectus.

(x) Deliver to the Investor and each underwriter, if any, without charge, as many copies of the applicable Prospectus and any amendment or supplement thereto as the Investor or underwriter may reasonably request.

(xi) Cooperate with the Investor and the underwriters, if any, of such Registrable Securities and their respective counsel in connection with any filings required by Law to be made with FINRA.

(xii) Obtain opinions of counsel to the Company and updates thereof addressed to the Investor and the underwriters or initial purchasers, if any, covering matters as are customarily requested in opinions covering secondary resale offerings of companies of comparable size, maturities and lines of business as the Company.

(xiii) Obtain “comfort” letters and updates thereof from the Company’s independent certified public accountants, such letters covering matters as are customarily requested in comfort letters covering secondary resale offerings of companies of comparable size, maturities and lines of business as the Company.

(xiv) Only in the case of a Company Supported Distribution, as requested by the managing underwriter in any such underwritten offering, provide reasonable assistance with the marketing of any such offering, including causing members of the Company’s management team to participate in a reasonable and customary number of conference calls, investor meetings and due diligence sessions, in each case and, to the extent to be in-person, to take place in the continental United States; provided, that any such requested assistance shall not be required if it would, in the Company’s reasonable judgment, interfere with the normal business operations of the Company in any substantial respect.

(b) The Investor agrees by acquisition of a Registrable Security that the Investor shall not be entitled to sell any of such Registrable Securities pursuant to a Registration Statement, or to receive a Prospectus relating thereto, unless the Investor has furnished the Company with the information set forth in the next sentence at least five (5) Business Days prior to the filing of the applicable Registration Statement or Prospectus. The Company may require the Investor pursuant to a Registration Statement to furnish to the Company such customary information regarding the Investor and the distribution of such Shares as the Company may reasonably require for inclusion in such Registration Statement. The Investor agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by the Investor not misleading. Any sale of any Registrable Securities by the Investor shall constitute a representation and warranty by the Investor that the information relating to the Investor and its plan of distribution is as set forth in the Prospectus delivered in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact provided by the Investor and that such Prospectus does not as of the time of such sale omit to state any material fact provided by the Investor necessary to make the statements in such Prospectus, in light of the circumstances under which they were made, not misleading. The Company may exclude from such Registration Statement the Registrable Securities of the Investor if the Investor fails to furnish such information within a reasonable time after receiving such request. The Company shall not include in any Registration Statement any information regarding, relating to or referring to the Investor or its plan of distribution without the approval of the Investor in writing. Notwithstanding any other provision of this Agreement, the Investor shall also provide the Company as a condition to including Registrable Securities in a Registration Statement, such information as is reasonably requested by the Company in response to the Company’s customary questionnaire seeking the information required by the Securities Act and the rules and regulations promulgated thereunder.

(c) The Investor shall not use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with the sale of Registrable Securities.

(d) Any single offering of Registrable Securities pursuant to any Shelf Registration Statement or any Demand Registration that is reasonably expected to result in aggregate cash proceeds in excess of One Hundred Million Dollars ($100,000,000) shall be made pursuant to an underwritten offering. The Investor shall determine the managing underwriters for any offering initiated by the Investor, subject to the consent of the Company (which shall not be unreasonably withheld, conditioned or delayed). The Company shall determine the managing underwriters in any Piggyback Registration, subject to the consent of the Company (which shall not be unreasonably withheld, conditioned or delayed).

Section 4.06 Indemnification.

(a) The Company shall indemnify and hold harmless, to the fullest extent permitted by Law, (1) the Investor if the Registrable Securities are covered by a Registration Statement or Prospectus, (2) each of the Investor’s Affiliates, officers, directors, shareholders, employees, advisors, agents, (3) each underwriter (including the Investor if deemed to be an underwriter pursuant to any SEC comments or policies), if any, and (4) each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (collectively, “Investor Indemnitees”), from and against all losses, claims, damages, liabilities, penalties, judgments, suits, costs and expenses (including reasonable legal fees and disbursements, which shall be reimbursed periodically as incurred) (collectively, “Losses”) in connection with any sale of Registrable Securities pursuant to a Registration Statement under this Agreement arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any such Registration Statement or any Prospectus (including preliminary or final) relating to the registration of such Registrable Securities or any amendment or supplement thereto or any document incorporated by reference therein or any omission or (ii) or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse to each of the Persons listed above, for any legal or any other expenses reasonably incurred in connection with investigating and defending any such Losses; provided, however, that the Company shall not be liable to such Investor Indemnitee in any such case to the extent that any such Loss, claim, damage, liability or expense arises out of or is based upon (A) an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, including any such preliminary or final Prospectus contained therein or any such amendments or supplements thereto, or contained in any free writing prospectus (as such term is defined in Rule 405 under the Securities Act) prepared by the Company or authorized by it in writing for use by such Investor Indemnitee (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Investor Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company expressly for use in connection with such Registration Statement, including any such preliminary or final Prospectus contained therein or any such amendments or supplements thereto (B) offers or sales effected by or on behalf of such Investor Indemnitee “by means of” (as defined in Rule 159A under the Securities Act) a “free writing prospectus” (as defined in Rule 405 under the Securities Act) or (C) the failure of any Investor Indemnitee to deliver or make available to a purchaser of Registrable Securities a copy of any Registration Statement, including any preliminary or final Prospectus contained therein or any amendments or supplements thereto (if the same was required by applicable Law to be delivered or made available); provided that the Company shall have delivered or made available to such Investor Indemnitee such Registration Statement, including such preliminary or final Prospectus contained therein and any amendments or supplements thereto.

(b) In connection with any Registration Statement in which the Investor is participating by registering Registrable Securities, the Investor agrees to indemnify and hold harmless, to the fullest extent permitted by Law, the Company, its Affiliates, the officers, directors, shareholders, advisors, agents, representatives or other employees of the Company, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (collectively, “Company Indemnitees”), from and against all Losses, as incurred, arising out of or based on any untrue or alleged untrue statement of a material fact contained in any such Registration Statement or preliminary or final Prospectus relating to the registration of such Registrable Securities or any amendment or supplement thereto or any document incorporated by reference therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case solely to the extent that such untrue or alleged untrue statement or omission or alleged omission is made in such Registration Statement or in any preliminary or final Prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405 under the Securities Act) in reliance upon and in conformity with written information furnished to the Company by such Selling Investor expressly for inclusion in such document; provided, however, that in no event shall the liability of the Investor hereunder be greater in amount than the dollar amount of the net proceeds received by the Investor upon the sale of the Registrable Securities under the Registration Statement giving rise to such indemnification obligation.

(c) If any Person shall be entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any Action with respect to which such Indemnified Party has actual notice and seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been actually prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice (including an acknowledgement of its obligation to indemnify the Indemnified Party therefor on the terms set forth herein) to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or Action, to assume, at the Indemnifying Party’s expense, the defense of any such Action, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party agrees to pay such fees and expenses; (ii) the Indemnifying Party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such Action or fails to employ counsel reasonably satisfactory to such Indemnified Party, in which case the Indemnified Party shall also have the right to employ counsel and to assume the defense of such Action or (iii) in the Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified Party and Indemnifying Party may exist in respect of such Action; provided, further, that the Indemnifying Party shall not, in connection with any one such Action or separate but substantially similar or related Actions in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties, or for fees and expenses that are not reasonable.

(d) Neither party shall settle, compromise, discharge or consent to an entry of judgment with respect to a claim or liability subject to indemnification under this Section 4.06 without the other party’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided that the Indemnifying Party may agree without the prior written consent of the Indemnified Party solely to any settlement, compromise, discharge or consent to an entry of judgment, in each case that relates only to money damages and by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such claim and which unconditionally releases the Indemnified Party from all liability in connection with such claim.

(e) If the indemnification provided for in this Section 4.06 is unavailable to hold harmless each of the Indemnified Parties against any losses, claims, damages, liabilities and expenses to which such parties may become subject under the Securities Act, then the Indemnifying Party shall, in lieu of indemnifying each party entitled to indemnification hereunder, contribute to the amount paid or payable by such party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect (i) the relative benefits received by the Indemnifying Party, on the one hand, and the Indemnified Parties, on the other hand, from the offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable Law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Parties, on the other hand, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages, liabilities or expenses. The relative fault of such parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact, or omission or alleged omission to state a material fact, relates to information supplied by or concerning the Indemnifying Party on the one hand, or by such Indemnified Party on the other, and such party’s relative intent, knowledge, access to information and opportunity to have corrected or prevented such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any Person that is not guilty of such fraudulent misrepresentation.

Section 4.07 Miscellaneous.

(a) With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees, so long as there are outstanding Registrable Securities, to use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents as the SEC may prescribe under Section 13(a) or 15(d) of the Exchange Act at any time while the Company is subject to such reporting requirements of the Exchange Act; and

(b) Subject to the provisions hereof, in the event that the Company proposes to enter into an underwritten public offering, to the extent requested by the managing underwriters, and provided that the Company and all executive officers (as defined under the Exchange Act) and directors of the Company are also so bound, the Investor agrees to enter into a customary agreement with the managing underwriters not to effect any sale or distribution of equity securities of the Company, or any securities convertible, exchangeable or exercisable for or into such securities, without the consent of the managing underwriters, during the period beginning upon receipt of notice hereunder that the Company intends to conduct an offering of its securities in accordance with the terms hereof and ending ninety (90) Business Days following the effective date of such offering, except pursuant to such offering in accordance with the terms hereof; provided, however, that if any executive officer or director is released by such managing underwriters from its lockup obligations herein, then the Investor shall be so released on a pro rata basis (with the percentage of the Investor’s Registrable Securities so released being equal to the percentage of shares so released for the executive officer or director having the highest percentage of released shares among all of the executive officers or directors). The Company may impose stop-transfer restrictions with respect to the securities subject to the foregoing restriction until the end of the required stand-off period and shall lift such stop-transfer restrictions immediately upon the end of such period.

(c) The registration rights granted to the Investor under this Agreement shall terminate on the date on which the Investor no longer owns Registrable Securities.

(d) Except for this Agreement, the Company is not party to any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities. From and after the date hereof, the Company shall not, without the prior written consent of the Investor, enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities unless such new registration rights, including with respect to underwriters’ “cutbacks” and “standoff” obligations, do not conflict with, the registration rights granted to Investor hereunder.

ARTICLE 5

TERMINATION

Section 5.01 Termination. Other than the termination provisions applicable to particular Sections of this Agreement that are specifically provided elsewhere in this Agreement, this Agreement shall terminate (a) at any time upon the mutual written agreement of the Company and the Investor and (b) at such time as the Investor ceases to Beneficially Own any Registrable Securities.

ARTICLE 6

MISCELLANEOUS

Section 6.01 Amendment and Modification. This Agreement may not be amended, modified or supplemented except by written agreement of the Company and the Investor.

Section 6.02 Titles and Subtitles; Interpretation. Unless otherwise indicated herein, with respect to any reference made in this Agreement to a Section (or Article, Subsection, Paragraph, Subparagraph or Clause), such reference shall be to a section (or article, subsection, paragraph, subparagraph or clause) of, or an exhibit or schedule to, this Agreement. The table of contents and any article, section, subsection, paragraph or subparagraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any reference made in this Agreement to a statute or statutory provision shall mean such statute or statutory provision as it has been amended through the date as of which the particular portion of the Agreement is to take effect, or to any successor statute or statutory provision relating to the same subject as the statutory provision so referred to in this Agreement, and to any then applicable rules or regulations promulgated thereunder. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed, as the context indicates, to be followed by the words “but (is/are) not limited to.” The words “herein,” “hereof,” “hereunder” and words of like import shall refer to this Agreement as a whole, unless the context clearly indicates to the contrary. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate. Where specific language is used to clarify or illustrate by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict the construction of the general statement which is being clarified or illustrated.

Section 6.03 Extension; Waiver. At any time prior to the Closing Date, a party to this Agreement may (a) extend the time for the performance of any of the obligations or acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (c) waive compliance with any of the agreements of the other party contained herein or (d) waive any condition to its obligations hereunder. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed by such party. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing among the parties, shall constitute a waiver of any such right, power or remedy.

Section 6.04 Binding Nature; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, Transferred or delegated by the Investor without prior written consent of the Company, and any attempt to make any such assignment, Transfer or delegation without such consent shall be null and void; provided that the Investor may assign its registration rights under ARTICLE 4 in connection with any Permitted Transfer under Section 3.03(d)(i).

Section 6.05 Severability. Any provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

Section 6.06 Notices and Addresses. All notices, requests, consents, waivers and other communications hereunder shall be in writing and shall be deemed given: (a) when delivered if delivered personally (including by courier); (b) on the third day after mailing, if mailed, postage prepaid, by registered or certified mail (return receipt requested); (c) on the day after mailing if sent by a nationally recognized overnight delivery service that maintains records of the time, place, and recipient of delivery; or (d) upon receipt of a confirmed transmission, if sent by telex, telecopy or facsimile transmission or e-mail, in each case to the other parties at the following addresses, facsimile numbers or e-mail addresses or to such other addresses as may be furnished in writing by one party to the others:

(a) if to the Investor to:

Hitachi, Ltd., Business Development Office

6-6 Marunouchi 1-chome

Chiyoda-ku

Tokyo 100-8280, Japan

Attention: General Manager

Facsimile: 81-3-4564-6260

with a copy (which shall not constitute notice) to:

Morrison & Foerster LLP

Shin-Marunouchi Building, 29th Floor

5-1, Marunouchi 1-chome

Chiyoda-ku, Tokyo 100-6529

Japan

Attention: Kenneth A. Siegel, Esq.

Facsimile: 011-81-3-3214-6512

E-mail: KSiegel@mofo.com

(b) if to the Company:

Western Digital Corporation

3355 Michelson Drive, Suite 100

Irvine, California 92612

Attention: General Counsel

Facsimile: (949)672-9612

E-mail: Michael.Ray@wdc.com

with a copy (which shall not constitute notice) to:

O’Melveny & Myers LLP

610 Newport Center Drive, Suite 1700

Newport Beach, California 92660

Attention: J. Jay Herron, Esq.

Facsimile: (949) 823-6994

E-mail: jherron@omm.com

Section 6.07 Governing Law. This Agreement and the legal relations among the Parties shall be governed by and construed in accordance with the Laws of the State of Delaware without giving effect to any Law or rule that would cause the Laws of any jurisdiction other than the State of Delaware to be applied.

Section 6.08 Complete Agreement. This document and the documents referred to herein contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

Section 6.09 No Third-Party Beneficiaries. This Agreement is intended and agreed to be solely for the benefit of the parties hereto, and no third party shall accrue any benefit, claim or right of any kind whatsoever pursuant to, under, by or through this Agreement, except as otherwise contemplated by Section 6.04.

Section 6.10 Counterparts and Signatures. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

Section 6.11 Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

Section 6.12 Specific Performance. The parties acknowledge and agree that irreparable damage would be caused in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and money damages may not be an adequate remedy for any such failure to perform or breach. Accordingly, the parties agree that, in addition to any other remedy to which each party may be entitled at Law or in equity or under this Agreement, each shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof, and each party expressly waives the defense that a remedy in damages will be adequate.

Section 6.13 Consent to Jurisdiction; Service of Process; Venue. Each of the parties to this Agreement irrevocably and unconditionally submits to the exclusive jurisdiction of the Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery shall be unavailable, any Delaware State court and the Federal court of the United States of America sitting in the State of Delaware) for the purposes of any action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties further agree that, to the fullest extent permitted by applicable Law, service of any process, summons, notice or document by U.S. registered mail to such Person’s respective address set forth in Section 6.06 above shall be effective service of process for any action or proceeding in the State of Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties irrevocably and unconditionally waives (and agrees not to plead or claim), any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby in the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, in any Delaware State court or the Federal court of the United States of America sitting in the State of Delaware) or that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 6.14 Waiver of Jury Trial. Each of the parties to this Agreement hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any suit, action or other proceeding directly or indirectly arising out of, under or in connection with this Agreement. Each party (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any action or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 6.14.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto caused this Agreement to be duly executed by their respective authorized officers on the day and year first above written.

Western Digital Corporation

By:   /s/ Michael C. Ray

        Michael C. Ray

        Senior Vice President, General Counsel and

        Secretary

Hitachi, Ltd.

By:   /s/ Hiroaki Nakanishi

        Name: Hiroaki Nakanishi

        Title: Representative Executive Officer

                  President

S-1	Investors Rights Agreement